CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212076 on Form S-8 of our report dated March 15, 2018, relating to the financial statements of OrthoPediatrics Corp. appearing in this Annual Report on Form 10-K of OrthoPediatrics Corp. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 15, 2018